UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a press release dated December 17, 2008, Airspan Networks Inc. (the “Company”) announced that in a Special Meeting of Shareholders on December 16, 2008, its shareholders overwhelmingly approved a potential future reverse stock split.  With close to 85% of eligible votes being cast, shareholders voted more than 94% to authorize a future reverse stock split.  Two other resolutions were also approved, including amendments to increase by 5,000,000 shares the number of shares of common stock reserved for issuance under the Employee Stock Purchase Plan and authorization of a stock option exchange program.

The shareholders voted to amend the Company’s Articles of Incorporation, giving its Board of Directors the authority to effect a reverse stock split at a ratio to be determined within a range of one-for-five shares to one-for-fifteen shares in order to decrease the number of issued and outstanding shares of common stock.  No set date has been established for a reverse stock split at this point.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 17, 2008 related to reverse stock split

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

Date: December 18, 2008	By:	/s/ David Brant
David Brant
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1           Press Release dated December 17, 2008